UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 2, 2009

Date of Report (Date of earliest event reported)

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 962-2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Material Events.

As previously reported, on March 1, 2009, the Company, Spansion Technology LLC, Spansion LLC, Cerium Laboratories LLC and Spansion International Inc. (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking reorganization relief under the provisions of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) (collectively, the “Chapter 11 Cases”). The Debtors continue to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

On April 2, 2009, the Bankruptcy Court entered a Final Order establishing notice, hearing and sell-down procedures for trading in equity securities in the Company (the “Final Order”). A copy of the Final Order is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The summary set forth in this report is qualified by reference to such exhibit. Under the Final Order:

1.	Any person or entity who is a beneficial owner of at least 7,673,713 shares (or options to acquire shares) of the Company’s common stock (a “Substantial Shareholder”) shall file with the Bankruptcy Court a notice of such status within 20 days after the effective date of the notice of entry of the Final Order, or within 10 days after becoming a Substantial Shareholder;

2.	At least 30 days prior to effectuating any transfer of equity securities, including options to acquire such securities, that would result in (A) an increase or decrease in the amount of Company common stock beneficially owned by a Substantial Shareholder, (B) an increase in the amount of Company common stock beneficially owned by a person or entity which would result in such person becoming a Substantial Shareholder, or (C) a decrease in the amount of Company common stock beneficially owned by a Substantial Shareholder which would result in such person or entity no longer being a Substantial Shareholder, such person or entity shall file with the Bankruptcy Court a notice of such proposed transfer;

3.	The Debtors shall have 30 days after receipt of any notice of such proposed transfer to file with the Bankruptcy Court and serve on the proposed transferor an objection to the transfer and, if the Debtors do so, such proposed transfer shall not be effective unless approved by the Bankruptcy Court; and

4.	Subsequent to certain disclosures, notices, and responses delineated by the Final Order setting forth procedures for cataloguing and characterization of Claims (as defined by Section 101(5) of the Bankruptcy Code) against the Debtors, including the Bankruptcy Court’s confirmation of the Debtors’ reorganization plan, the following constraints apply to trading by Beneficial Owners (as defined by Section 382 of the Internal Revenue Code), whose interest in such Claims is equal to or greater than 4.75% of the aggregate value of Claims against the Debtors (subject to certain exceptions, a “Substantial Claimholder”), in such Claims:

•

The Debtors shall calculate the total amount of Claims that each Substantial Claimholder must sell in order to effect the reorganization plan, applying certain rules and assumptions described in the Final Order (as proportionally distributed among the Substantial Claimholders, the Substantial Claimholder’s “Sell-Down Amount”);

•	Subject to certain ceilings, each Substantial Claimholder must sell or otherwise transfer its Sell-Down Amount to unrelated Entities (as defined in the Final Order);

•

A Substantial Claimholder’s failure to comply with the Sell-Down procedures set forth in the Final Order rescinds its ability to obtain or maintain ownership of any Affected Securities, as defined in the Final Order.

Purchases, sales or other transfers of equity securities in the Company, including trading in Claims, that are subject to the Final Order will be null and void unless they comply with the Final Order.

Access to documents filed with the Bankruptcy Court and other general information with regard to the Chapter 11 Cases, including the Final Order, is available on the Bankruptcy Court’s website: www.deb.uscourts.gov or at http://chapter11.epiqsystems.com/spansion.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Final Order establishing notice, hearing and sell-down procedures for trading in equity securities, entered April 2, 2009.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2009	SPANSION INC.

	By:	/s/ John H. Kispert
	Name:	John. H. Kispert
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Final Order establishing notice, hearing and sell-down procedures for trading in equity securities, entered April 2, 2009.